UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 1, 2016, Quicksilver Resources Canada Inc. (“QRCI”), a wholly owned subsidiary of Quicksilver Resources Inc., entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CPC Resources ULC (the “Buyer”) pursuant to which the Buyer agreed to purchase certain of QRCI’s oil and gas assets primarily located in the Horseshoe Canyon area of Alberta, Canada, for a cash purchase price of approximately $79 million U.S. dollars, subject to customary adjustments. QRCI and the Buyer have made customary representations, warranties and covenants in the Purchase Agreement.
Pursuant to the Purchase Agreement, the Buyer made a deposit of approximately $8 million U.S. dollars. If the Purchase Agreement is terminated by QRCI as a result of a breach by the Buyer that is not cured within a specified cure period, then the deposit plus any accrued interest will be forfeited to QRCI as liquidated damages.
The consummation of the transactions contemplated by the Purchase Agreement is subject to various closing conditions, and such transactions are expected to close on or before April 29, 2016.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2016, QRCI granted a cash bonus award of $89,280 (converted to U.S. dollars using an exchange rate of 0.7518 U.S. dollars per 1 Canadian dollar) to J. David Rushford, Senior Vice President - Chief Operating Officer of QRCI. The bonus is payable upon the completed transition of all of the assets of QRCI (the “Payment Date”). If Mr. Rushford’s employment is terminated by QRCI without cause prior to the Payment Date, he will remain eligible to receive the bonus payment. If Mr. Rushford terminates his own employment at any time prior to the Payment Date, he will not be eligible to receive the bonus payment.
Cautionary Note Regarding Forward-Looking Statements
Certain statements and information included in this Current Report on Form 8-K may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date of this Current Report on Form

8-K. Please refer to Quicksilver Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and other SEC filings for a discussion of material risk factors and additional information on factors which may cause future events to materially vary from such forward-looking statements. Quicksilver Resources Inc. disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

Date: March 7, 2016